                                 Schedule 1.d

                         Separate Account Subaccounts
                      To be available under the Contracts
                     Subject to the Wholesaling Agreement

                         Effective __________________

Name of Separate Account                Subaccounts
------------------------                -----------
Lincoln New York Separate Account N     AIM V.I. Growth Fund
                                        AIM V.I. International Equity Fund
                                        AIM V.I. Value Equity Fund
                                        AIM V.I. Capital Appreciation Fund
                                        Alliance Growth and Income Portfolio
                                        Alliance Growth Portfolio
                                        Alliance Premium Growth Portfolio
                                        Alliance Technology Portfolio
                                        AFIS Global Small Capitalization Fun
                                        AFIS Growth Fund
                                        AFIS International Fund
                                        AFIS Growth Income Fund
                                        BT Equity 500 Index Fund
                                        Delaware Premium Growth & Income Series
                                        Delaware Premium High Yield Series
                                        Delaware Premium Emerging Markets Series
                                        Delaware Premium Select Growth Series
                                        Delaware Premium REIT Series
                                        Delaware Premium Small Cap Value Series
                                        Delaware Premium Social Awareness Series
                                        Delaware Premium Trend Series
                                        Franklin Small Cap Securities Fund
                                        Franklin Mutual Shares Securities Fund
                                        Templeton Growth Securities Fund
                                        Templeton International Securities Fund
                                        Newport Tiger Fund
                                        Lincoln National Bond Fund
                                        Lincoln National Money Market Fund
                                        MFS Emerging Growth Series
                                        MFS Research Series
                                        MFS Total Return Series
                                        MFS Utilities Series
                                        Fidelity VIP Equity Income Portfolio
                                        Fidelity VIP Growth Portfolio
                                        Fidelity VIP Overseas Portfolio
                                        Fidelity VIP III Growth Opportunities Portfolio

                                  Schedule 1.g

                   Contracts Subject to Wholesaling Agreement

                         Effective ______________, 2000


Marketing                   Policy      SEC ('33 Act)        Name of
Name of Contract           Form No.   Registration No.   Separate Account
-------------------------  ---------  -----------------  ----------------

Lincoln New Choice Plus    AN425-LL*         333-40937   Lincoln New
                                                         York Separate
                                                         Account N for
                                                         Variable
                                                         Annuities